UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2011

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2011, our Board of Directors (the “Board”) elected Kent Kresa to serve as the Board’s Lead Director. Mr. Kresa is the Chairman of the Board of Trustees of the California Institute of Technology, is Chairman Emeritus of Northrop Grumman Corporation and has served as a member of the Board since June 2004. Mr. Kresa also serves as the Chair of the Compensation Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board.

As Lead Director, Mr. Kresa will serve to enhance the Board’s effectiveness and communications with our management team. Among other responsibilities, as Lead Director, Mr. Kresa will preside at meetings of the Board when Alfred E. Mann, our Chairman and Chief Executive Officer, is not present (including executive sessions of the Board’s independent directors), serve as a liaison between Mr. Mann and the Board’s independent directors, approve proposed Board meeting agendas and call meetings of the Board or the Board’s independent directors as Mr. Kresa deems necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson, Ph.D., J.D.
Name: David Thomson, Ph.D., J.D. Title: Corporate Vice President, General Counsel and Secretary

Dated: November 22, 2011